Exhibit 99.1

BroadVision Announces Second Quarter 2005 Results
Tuesday July 26, 7:45 am ET

REDWOOD CITY, Calif.—(BUSINESS WIRE)—July 26, 2005—BroadVision, Inc. (NASDAQ:BVSN - News), a global provider of web self-service solutions, today reported financial results for its second quarter ended June 30, 2005. Revenue for the quarter was $15.5 million, compared with revenue of $16.4 million for the first quarter ended March 31, 2005 and $20.1 million for the second quarter of 2004. The Company’s guidance for the quarter was to generate revenue of $16.0 to $18.0 million. License revenue for the quarter totaled $3.4 million versus $4.4 million in the prior quarter and $7.1 million in the comparable quarter of 2004.

In the second quarter, BroadVision posted a net loss on a generally accepted accounting principles (GAAP) basis of $2.9 million, or $0.08 per share, as compared with GAAP net income of $2.9 million, or $0.07 per diluted share, for the first quarter of 2005, and a GAAP net loss of $1.5 million, or $0.04 per share, in the second quarter of 2004. The GAAP loss in the most recent quarter included a restructuring charge of $309,000. The restructuring charge includes $665,000 of severance costs and various facility charges, partially offset by a gain on the revaluation of common stock warrants.

Pro forma net loss for the second quarter of 2005 was $3.3 million, or $0.10 per share, compared with a pro forma net loss of $1.5 million, or $0.05 per share, in the first quarter of 2005 and a pro forma net loss of $813,000, or $0.02 per share, in the second quarter of 2004. These pro forma results exclude restructuring charges and credits, gains and losses from the revaluation of common stock warrants, and credits from the reversal of income tax accruals. A reconciliation of pro forma results to GAAP results is provided in the financial information attached to this press release. The Company believes its pro forma results provide useful information because they reflect the Company’s financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

“While we were disappointed in our license transaction execution, several existing customers recommitted to our platform in the second quarter,” said Dr. Pehong Chen, BroadVision president and CEO. “As previously announced, we recently implemented a headcount reduction of over 20%. Although we believe this was an aggressive step towards costs controls, we cannot be certain that it will be sufficient to meet the Company’s near-term liquidity challenges. We are also announcing today a definitive agreement for the acquisition of all of the Company’s outstanding shares by Vector Capital, and we look forward to working closely with our shareholders through the approval and close of the transaction.”

Definitive Agreement Announcement

As also announced today, the Company has entered into a definitive agreement to be acquired by a newly-formed portfolio company of Vector Capital, a San Francisco-based private equity firm. Additional information about the proposed acquisition, as well as further information about the Company’s financial performance and condition, is included in a separate press release issued by the Company today. A vote on the proposed transaction will be taken at an upcoming special meeting of stockholders on a date to be announced.

Conference Call

BroadVision will hold a conference call to discuss this press release and the acquisition press release at 12:30 p.m. Eastern time today, July 26, 2005. The call, hosted by Dr. Pehong Chen, can be accessed live by dialing (US) 800-591-6942 or (international) 617-614-4909 (pass code 39034411) or by visiting the investor relations section of the Company’s website at www.broadvision.com/ir.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including, but not limited to, our ability to finalize revenue transactions in future quarters and our ability to generate revenue growth, earnings and adequate cash flows in 2005, are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision’s current expectations. Factors which could cause or contribute to such differences include, but are not limited to: lack of market acceptance of BroadVision’s existing and new products or services; BroadVision’s inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by competitors; general economic conditions and BroadVision’s inability to attract and retain qualified employees. These and other factors and risks associated with BroadVision’s business are discussed in its most recent annual report on Form 10-K and in BroadVision’s quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

About BroadVision

BroadVision is a global provider of web self-service solutions. Our agile commerce and portal applications enable customers to quickly create and adapt online processes to keep pace with changing business requirements. Over 1,000 organizations — including Circuit City, Yankee Candle, Vodafone, Cardinal Health, Hewlett-Packard, Toyota, Japan Airlines and the U.S. Air Force — serving nearly 75 million registered users, rely on BroadVision’s open solutions to power and personalize their mission-critical web initiatives

For more information about BroadVision, Inc., call 650-542-5100, email info@broadvision.com or visit www.broadvision.com.

Additional Information About the Proposed Transaction and Where You Can Find It

In connection with the proposed transaction, BroadVision intends to file a proxy statement and other relevant materials with the SEC. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF BROADVISION ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by BroadVision with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of BroadVision may obtain free copies of the documents filed with the SEC by contacting BroadVision Investor Relations at 650-261-5100 or BroadVision, Inc., 585 Broadway, Redwood City, CA 94063. You may also read and copy any reports, statements and other information filed by BroadVision with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

BroadVision and its executive officers and directors may be deemed to be participants in the solicitation of proxies from BroadVision stockholders in favor of the proposed transaction. Certain executive officers and directors of BroadVision have interests in the transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements, ownership interests in BroadVision’s parent company after the transaction and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.

BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Jun. 30,	Dec. 31,
	2005	2004
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$26,839	$41,851
Accounts receivable, less allowance for doubtful accounts and reserves of $1,308 and $1,409 as of June 30, 2005 and December 31, 2004, respectively	12,815	14,370
Restricted cash and investments, current portion	1,911	21,933
Prepaids and other	2,168	2,232
Total current assets	43,733	80,386

Property and equipment, net	2,940	3,566
Restricted cash and investments, net of current portion	1,997	2,323
Goodwill	53,421	53,421
Other intangibles, net	3,013	3,013
Other assets	1,279	1,944
Total assets	$106,383	$144,653

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of bank borrowings	$15,454	$20,637
Current portion of long-term debt	12,472	4,929
Accounts payable	5,461	7,470
Accrued expenses	15,793	40,745
Warrant liability	1,385	4,899
Unearned revenue and deferred maintenance	17,701	19,842
Total current liabilities	68,266	98,522

Long-term debt, net of current portion	—	7,054
Bank borrowings, net of current portion	162	389
Other noncurrent liabilities	6,995	8,278
Total liabilities	75,423	114,243

Commitments and contingencies Stockholders’ equity	30,960	30,410
Total liabilities and stockholders’ equity	$106,383	$144,653

BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	Jun.	Mar.	Jun.	Jun.	Jun.
	30,	31,	30,	30,	30,
	2005	2005	2004	2005	2004
Revenues:
Software licenses	$3,391	$4,416	$7,097	$7,807	$14,937
Services	12,123	11,951	13,031	24,074	26,080
Total revenues	15,514	16,367	20,128	31,881	41,017

Cost of revenues:
Cost of software licenses	(186)	(57)	313	(243)	891
Cost of services	5,614	5,980	6,302	11,594	12,579
Total cost of revenues	5,428	5,923	6,615	11,351	13,470

Gross profit	10,086	10,444	13,513	20,530	27,547

Operating expenses:
Research and development	3,954	4,287	4,509	8,241	9,397
Sales and marketing	5,061	5,811	7,480	10,872	14,346
General and administrative	2,829	2,535	2,400	5,364	4,817
Restructuring (credit) charge	309	(704)	679	(395)	1,249
Total operating expenses	12,153	11,929	15,068	24,082	29,809

Operating loss	(2,067)	(1,485)	(1,555)	(3,552)	(2,262)

Interest and other income (expense), net	(777)	2,371	57	1,594	33

Income (loss) before (provision)/benefit for income taxes	(2,844)	886	(1,498)	(1,958)	(2,229)
(Provision)/benefit for income taxes	(70)	2,032	6	1,962	(130)
Net income (loss)	$(2,914)	$2,918	$(1,492)	$4	$(2,359)

Basic income (loss) per share	$(0.08)	$0.09	$(0.04)	$0.00	$(0.07)

Diluted income (loss) per share	$(0.08)	$0.07	$(0.04)	$0.00	$(0.07)

Shares used in computing basic income (loss) per share	34,320	33,971	33,476	34,077	33,392

Shares used in computing diluted income (loss) per share	34,320	39,968	33,476	34,163	33,392

PRO FORMA FINANCIAL INFORMATION(a):
Net loss	$(3,337)	$(1,547)	$(813	$(4,884)	$(1,110)
Basic loss per share	$(0.10)	$(0.05)	$(0.02)	$(0.14)	$(0.03)
Diluted loss per share	$(0.10)	$(0.05)	$(0.02)	$(0.14)	$(0.03)

(a) Pro forma net loss and the related per share amounts exclude: 1) restructuring charges and credits, 2) gains and losses from the revaluation of common stock warrants and 3) credits from the reversal of income tax accruals. Pro forma net loss and pro forma cost of revenues and operating expenses reconcile to the comparable amounts under generally accepted accounting principles as follows (unaudited, in thousands):

	Three Months Ended			Six Months Ended
	Jun.	Mar.	Jun.	Jun.	Jun.
	30,	31,	30,	30,	30,
	2005	2005	2004	2005	2004

Net income (loss), generally accepted accounting principles	$(2,914)	$2,918	$(1,492)	$4	$(2,359)
Pro forma adjustments:
Restructuring charges (credits)	309	(704)	679	(395)	1,249
Revaluation of warrant	(732)	(1,764)	—	(2,496)	—
Reversal of income tax accruals	—	(1,997)	—	(1,997)	—
Pro forma net loss	$(3,337)	$(1,547)	$(813)	$(4,884)	$(1,110)

Cost of revenues and operating expenses, generally accepted accounting principles	$17,581	$17,852	$21,983	$35,433	$43,279
Pro forma adjustments:
Restructuring (charges) credits	(309)	704	(679)	395	(1,249)

Pro forma cost of revenues and operating expenses	$17,272	$18,556	$21,304	$35,828	$42,030

Contact:

BroadVision

Bill Meyer, 650-542-5100 (Chief Financial Officer)

ir1@BroadVision.com

Source: BroadVision, Inc.